AMERICAN
                          MOLD GUARD, INC.
                               Stop It Before It Starts(TM)

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   NUMBER                  AMERICAN MOLD GUARD, INC.                  UNITS
  AM.U-001
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
                                               UNIT CERTIFICATE
                                       EACH UNIT CONSISTING OF TWO SHARES
                                         OF COMMON STOCK, NO PAR VALUE,            ---------------------
INCORPORATED UNDER THE LAWS OF         TWO REDEEMABLE CLASS A WARRANTS AND           CUSIP 02756R 20 1
THE STATE OF CALIFORNIA                  ONE REDEEMABLE CLASS B WARRANT            ---------------------
                                                                                      SEE REVERSE FOR
                                                                                    CERTAIN DEFINITIONS

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THIS CERTIFIES THAT











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or registered  assigns (the  "Registered  Holder") is the owner of the number of
Units specified above, each of which consists of two shares of common stock, no par value, of American Mold Guard, Inc. (the "Common Stock"), two redeemable Class A warrants, and one redeemable Class B warrant, each warrant to purchase one share of Common Stock (collectively, the "Warrants"). On or prior to the
Separation  Time  (as  defined  herein),   the  securities   evidenced  by  this
certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units will separate into shares of Common Stock and Warrants as of the close of business on , 2006 [thirty days after the date of the final prospectus] (the "Separation Time"). The shares of Common Stock and the Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq Capital Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of , 2006 (the "Warrant Agreement"), between American Mold Guard, Inc. and U.S. Stock Transfer Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment to the exercise price of the Warrants evidenced hereby and in the number of shares of Common Stock to be delivered upon the exercise of Warrants in certain events therein set forth.

     Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to American Mold Guard, Inc. at 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, CA 92675, Attention: Chief Financial Officer.

     This Unit Certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

     IN WITNESS WHEREOF, American Mold Guard, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.


DATED:                                                                 AMERICAN MOLD GUARD, INC.

      U.S. STOCK TRANSFER & TRUST COMPANY
         Transfer Agent and Registrar and           Countersigned:     By:
                            Warrant Agent                                    Chairman of the Board and Chief
                      1745 Gardena Avenue      FACSIMILE OF                         Executive Officer
           Glendale, California 91204-2991       NEED SEAL

                                                                    Attest:
By:                                                                                     Secretary
              Authorized Signature

                            AMERICAN MOLD GUARD, INC.

     The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock for each Unit represented by this Unit Certificate, and Warrant Certificate(s) representing two redeemable Class A Warrants for each Unit represented by this Unit Certificate, and two nonredeemable Class B Warrants for each unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, U.S. STOCK TRANSFER CORPORATION.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT- ______________________ Custodian ______________________
TEN ENT - as tenants by the entireties                                  (Cust)                            (Minor)
JT TEN  - as joint tenants with right                           under Uniform Gifts to Minors
          of survivorship and not as
          tenants in common                                     Act ___________________________________________________
                                                                                     (State)

                                             UNIF TRF MIN ACT- _______________________ Custodian (until age __________)
                                                                       (Cust)

                                                               ________________________________ under Uniform Transfers

                                                                                  (Minor)
                                                               to Minors Act __________________________________________
                                                                                             (State)

                       Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, _____________________________________________________ hereby sell(s), assign(s), and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)
--------------------------------------

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        (PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                          Shares
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of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney

                                                                        Attorney
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to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.


Dated:                                    Signatures Guaranteed:



--------------------------------------    --------------------------------------

(Signature must conform in al respects The signatures should be guaranteed by to the name of Registered Holder as an eligible institution (banks,
specified  on the face of this Warrant    stockbrokers,    savings    and   loan
Certificate   in   every   particular,    association  and  credit  unions  with
without alteration or any change membership in an approved signature whatsoever, and the signature must be medallion program), pursuant to S.E.C.
guaranteed in the usual manner.)          Rule 17Ad-15.